Exhibit 99.1

Press Release – For Immediate Release

July 20, 2026

Muncy Columbia Financial Corporation Announces Second Quarter 2026 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (“Bank”), has released its unaudited consolidated financial results for the second quarter of 2026.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the second quarter 2026 was $7,155,000, or $0.67 per share, compared to $5,768,000, or $0.54 per share, for the second quarter 2025. Net income, as reported under GAAP, for the six months ended June 30, 2026 was $14,311,000, or $1.35 per share, compared to $10,113,000, or $0.95 per share for the same period in 2025. Return on average assets and return on average equity were 1.70% and 14.65%, respectively, for the second quarter 2026 as compared to 1.44% and 13.33%, respectively, for the second quarter 2025.

Net interest income of $16,769,000 for the second quarter 2026 increased $1,961,000 from the second quarter 2025 amount of $14,808,000, reflecting an increase in total interest and dividend income of $1,737,000 and a decrease of $224,000 in total interest expense. The fully-tax equivalent net interest margin was 4.37% for the second quarter 2026 as compared to 4.04% for the second quarter 2025.

For the second quarter 2026, a $394,000 provision for credit losses was recorded compared to a $254,000 provision for the second quarter 2025. The allowance for credit losses to total loans was 0.85% at both June 30, 2026 and December 31, 2025.

Total non-interest income increased $323,000 to $2,560,000 for the second quarter 2026, compared to the second quarter 2025 amount of $2,237,000. Realized losses on available-for-sale debt securities, net, totaled $1,445,000 for the second quarter 2026 compared to $426,000 for the second quarter 2025. This change was offset by $605,000 of one-time gains recognized related to bank-owned life insurance claims in the second quarter 2026 as well as an increase in other non-interest income of $400,000 which was primarily related to incentives received pursuant to the Bank’s debit card processing contract during the second quarter 2026.

Total non-interest expense increased $564,000 from $9,856,000 for the second quarter 2025, to $10,420,000 for the second quarter 2026. Salaries and employee benefits expense of $5,580,000 for the second quarter 2026 increased $596,000 from $4,984,000 for the second quarter 2025. This increase was related to health insurance expenses associated with the Corporation’s partially self-funded health insurance plan which were $316,000 higher in the second quarter 2026 than the second quarter 2025 along with ongoing salary and wage increases for employees. The increase in salaries and employee benefits expense was partially offset by a decrease in data processing and telecommunications expenses of $116,000 due to one-time charges incurred in conjunction with the implementation of new products during the second quarter 2025.

Total assets amounted to $1,672,332,000 at June 30, 2026, as compared to $1,673,199,000 at December 31, 2025. For the six months ended June 30, 2026, cash and cash equivalents decreased $28,396,000 and loans receivable held for investment increased by $28,603,000. Total liabilities amounted to $1,473,665,000 at June 30, 2026, as compared to $1,480,658,000 at December 31, 2025. Total deposits increased $20,843,000 while short-term borrowings increased $11,841,000 and long-term borrowings decreased $40,584,000 during the six months ended June 30, 2026. During the second quarter 2026, the Corporation prepaid, in full, its outstanding long-term FHLB borrowings.

Total non-performing assets amounted to $8,881,000 or 0.53% of total assets at June 30, 2026, as compared to $11,978,000 or 0.72% of total assets at December 31, 2025. The decrease in non-performing assets was primarily attributable to a decrease in non-accrual loans from $11,523,000 at December 31, 2025, to $8,881,000 at June 30, 2026.

Total stockholders’ equity equated to a book value per share of $18.72 at June 30, 2026, as compared with $18.15 at December 31, 2025. For the second quarter 2026 total cash dividends of $0.155 per share were declared as compared to $0.317 for the same period of 2025. For the six months ended June 30, 2026, total cash dividends of $0.642 per share were declared as compared to $0.467 for the same period of 2025, which included the impact of special one-time dividends of $0.333 per share and $0.167 per share for the six months ended June 30, 2026 and 2025, respectively. The Corporation remains well capitalized, with an equity to assets ratio of 11.88% at June 30, 2026, as compared to 11.51% at December 31, 2025.

Stock Split

On April 23, 2026, the Corporation’s Board of Directors declared a three-for-one stock split in the form of a 200% stock dividend on its outstanding shares of common stock. Each shareholder of record as of the close of business on May 7, 2026 received two additional shares of common stock for each share then held, effective May 15, 2026. The dividend was paid in authorized but unissued shares of common stock of the Corporation. The par value of the Corporation's stock was not affected by the split and remained at $1.25 per share. All share and per share amounts reported in this press release have been adjusted to reflect the three-for-one stock split.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation (“MCFC”) is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	June 30, 2026	December 31, 2025
ASSETS
Cash and due from banks	$16,327	$12,828
Interest-bearing deposits in other banks	3,817	35,712
Total cash and cash equivalents	20,144	48,540

Available-for-sale debt securities, at fair value	328,225	327,245
Marketable equity securities, at fair value	1,616	1,411
Restricted investment in bank stocks, at cost	4,690	5,412
Loans held for sale	1,354	847

Loans receivable	1,206,184	1,177,581
Allowance for credit losses	(10,261)	(9,959)
Loans, net	1,195,923	1,167,622

Premises and equipment, net	26,449	26,263
Foreclosed assets held for sale	—	320
Accrued interest receivable	5,567	5,063
Bank-owned life insurance	41,170	41,740
Investment in limited partnerships	3,973	4,346
Deferred tax asset, net	5,809	5,992
Goodwill	25,609	25,609
Other intangible assets, net	7,134	8,042
Other assets	4,669	4,747
TOTAL ASSETS	$1,672,332	$1,673,199

LIABILITIES
Interest-bearing deposits	$1,156,203	$1,135,740
Noninterest-bearing deposits	277,392	277,012
Total deposits	1,433,595	1,412,752

Short-term borrowings	24,296	12,455
Long-term borrowings	—	40,584
Accrued interest payable	1,539	1,644
Other liabilities	14,235	13,223
TOTAL LIABILITIES	1,473,665	1,480,658

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 10,922,772 and outstanding 10,614,047 at June 30, 2026;
issued 10,918,987 and outstanding 10,610,262 at December 31, 2025	13,653	4,807
Additional paid-in capital	74,949	83,720
Retained earnings	126,866	119,364
Accumulated other comprehensive loss	(5,494)	(4,043)
Treasury stock, at cost; 308,725 shares at June 30, 2026 and December 31, 2025	(11,307)	(11,307)
TOTAL STOCKHOLDERS' EQUITY	198,667	192,541
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,672,332	$1,673,199

* All share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2026	2025	2026	2025
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$19,642	$18,805	$38,987	$37,089
Tax-exempt	394	420	807	818
Interest and dividends on investment securities:
Taxable	2,202	1,311	4,035	2,408
Tax-exempt	864	860	1,734	1,720
Dividend and other interest income	138	165	274	333
Deposits in other banks	159	101	463	135
TOTAL INTEREST AND DIVIDEND INCOME	23,399	21,662	46,300	42,503

INTEREST EXPENSE
Deposits	6,051	6,037	11,944	11,838
Short-term borrowings	118	252	213	795
Long-term borrowings	461	565	931	1,194
TOTAL INTEREST EXPENSE	6,630	6,854	13,088	13,827

NET INTEREST INCOME	16,769	14,808	33,212	28,676

PROVISION FOR CREDIT LOSSES	394	254	463	364

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,375	14,554	32,749	28,312

NON-INTEREST INCOME
Service charges and fees	749	709	1,502	1,431
Interchange fees	672	673	1,289	1,296
Gain (loss) on sale of loans	155	71	(482)	154
Earnings on bank-owned life insurance	257	233	489	464
Gain on settlement of bank-owned life insurance claims	605	—	605	—
Brokerage	310	252	548	485
Trust	300	280	579	518
Gains (losses) on marketable equity securities	126	14	205	(20)
Realized losses on available-for-sale debt securities, net	(1,445)	(426)	(1,445)	(426)
Other non-interest income	831	431	1,760	780
TOTAL NON-INTEREST INCOME	2,560	2,237	5,050	4,682

NON-INTEREST EXPENSE
Salaries and employee benefits	5,580	4,984	10,913	11,304
Occupancy	682	640	1,416	1,360
Furniture and equipment	357	460	736	886
Pennsylvania shares tax	374	301	749	602
Professional fees	445	414	1,089	862
Director's fees	161	165	328	318
Federal deposit insurance	195	217	390	435
Data processing and telecommunications	962	1,078	1,841	1,917
Automated teller machine and interchange	140	101	302	365
Amortization of intangibles	454	511	908	1,021
Other non-interest expense	1,070	985	1,945	1,877
TOTAL NON-INTEREST EXPENSE	10,420	9,856	20,617	20,947

INCOME BEFORE INCOME TAX PROVISION	8,515	6,935	17,182	12,047
INCOME TAX PROVISION	1,360	1,167	2,871	1,934
NET INCOME	$7,155	$5,768	$14,311	$10,113

EARNINGS PER SHARE - BASIC AND DILUTED	$0.67	$0.54	$1.35	$0.95
WEIGHTED AVERAGE SHARES OUTSTANDING	10,612,247	10,601,932	10,611,271	10,600,067

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

	At or Three Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025

Operating Highlights

Net income	$7,155	$7,156	$7,393	$6,719	$5,768
Net interest income	16,769	16,443	16,272	15,651	14,808
Provision (credit) for credit losses	394	69	(4)	479	254
Non-interest income	2,560	2,490	2,789	2,892	2,237
Non-interest expense	10,420	10,197	10,095	9,978	9,856

Balance Sheet Highlights

Total assets	$1,672,332	$1,717,328	$1,673,199	$1,654,950	$1,616,215
Loans, net and loans held for sale	1,197,277	1,172,517	1,168,469	1,160,829	1,149,624
Goodwill and other intangibles, net	32,743	33,197	33,651	34,142	34,653
Total deposits
Noninterest-bearing	$277,392	$283,210	$277,012	$272,376	$272,680
Savings	198,675	196,828	192,311	192,903	194,816
NOW	453,593	451,699	461,367	456,661	422,415
Money Market	113,486	127,633	104,726	107,853	104,677
Time Deposits	390,449	394,198	377,336	367,097	366,475
Total interest-bearing deposits	1,156,203	1,170,358	1,135,740	1,124,514	1,088,383
Core deposits (a)	1,043,146	1,059,370	1,035,416	1,029,793	994,588

Selected Ratios

Fully tax-equivalent net interest margin	4.37%	4.33%	4.27%	4.15%	4.04%
Annualized return on average assets	1.70%	1.72%	1.77%	1.63%	1.44%
Annualized return on average equity	14.65%	14.83%	15.49%	14.81%	13.33%

Capital Ratios - Journey Bank (b)

Common equity tier I capital ratio	16.74%	16.29%	15.92%	15.69%	15.33%
Tier 1 capital ratio	16.74%	16.29%	15.92%	15.69%	15.33%
Total risk-based capital ratio	17.73%	17.26%	16.87%	16.70%	16.33%
Leverage ratio	10.22%	9.88%	9.93%	9.62%	9.43%

Asset Quality Ratios

Non-performing assets	$8,881	$9,360	$11,978	$15,536	$13,844
Allowance for credit losses - loans	10,261	9,968	9,959	10,548	10,167
Allowance for credit losses to total loans	0.85%	0.84%	0.85%	0.90%	0.88%
Non-performing assets to total assets	0.53%	0.55%	0.72%	0.94%	0.86%

Per Share Data

Earnings per share	$0.67	$0.67	$0.70	$0.63	$0.54
Dividends declared per share (c)	0.155	0.487	0.150	0.150	0.317
Book value	18.72	18.10	18.15	17.39	16.62
Common stock price:
Bid	$27.31	$21.97	$15.94	$16.45	$15.75
Ask	27.73	23.57	19.85	16.67	16.35
Weighted average common shares	10,612,247	10,610,284	10,607,955	10,605,027	10,601,932

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

(a) Core deposits are defined as total deposits less time deposits.

(b) Capital ratios for the most recent period are estimated.

(c) Includes special one-time cash dividends of $0.333 per share for the three months ended 3/31/2026 and $0.167 per share for the three months ended 6/30/2025.